UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2009

THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-8157	73-0237060
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

6801 N. Broadway, Suite 300
Oklahoma City, Oklahoma 73116-9092
(Address of principal executive offices)

(405) 848-7551
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

ITEM 4.01    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective July 6, 2009, The Reserve Petroleum Company (the “Registrant”) dismissed Eide Bailly, LLP (“Eide Bailly”) as Registrant’s independent registered public accountants. Eide Bailly had been the Registrant’s independent registered public accountant since August 1, 2008, the effective date of its acquisition of Murrell, Hall, McIntosh & Co., which had been Registrant’s independent registered public accountants for the years ended December 31, 2005, 2006 and 2007.

The report of Eide Bailly on Registrant’s 2008 financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

As the Registrant does not have a standing Audit Committee, the decision to dismiss Eide Bailly was approved by Registrant’s Board of Directors.

There have been no disagreements with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Eide Bailly would have caused it to make reference to the subject matter of such disagreements in its report on the 2008 financial statements.

With respect to Registrant, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

As required by Item 3.04(a)(3) of Regulation S-K, Registrant requested from Eide Bailly, and Eide Bailly promptly furnished Registrant with a letter dated July 7, 2009 addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Current Report on Form 8-K as they relate to Eide Bailly. Eide Bailly’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On July 6, 2009, Registrant’s Board of Directors voted to appoint Hogan Taylor, LLP as its independent registered public accountants to audit Registrant’s December 31, 2009 financial statements.  Registrant has not previously consulted with Hogan Taylor, LLP on items concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements or (ii) any subject matter of a disagreement or reportable event with Eide Bailly.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

16.1 Letter of Eide Bailly, LLP addressed to the Securities and Exchange Commission, dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 /s/ Cameron McLain
Cameron McLain
Chief Executive Officer

Date:  July 7, 2009